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                                                                   EXHIBIT 10AS



                         GEORGE MASON BANKSHARES, INC.
                   SUPPLEMENTAL RETIREMENT BENEFITS AGREEMENT


         This Agreement, made and entered into this 21st day of July, 1997, by and between George Mason Bankshares, Inc., a Virginia Corporation, The George Mason Bank, a Virginia-chartered bank which is its wholly-owned subsidiary (collectively, the "Banks") and Bernard H. Clineburg ("Employee").

                                  WITNESSETH:

         WHEREAS, the Boards of Directors of the Banks have determined that it is in the Banks' best interest to provide retirement benefits to the Employee to supplement those to which he is entitled under the Banks' tax-qualified retirement plan;

         NOW, THEREFORE, in consideration of the premises and the benefits to be derived hereunder, the parties hereby agree as follows:

         1. SUPPLEMENTAL RETIREMENT BENEFITS GENERALLY. In addition to any amounts payable under the qualified retirement plan or plans of the Banks (the "Retirement Plans"), if Employee satisfies the conditions specified in paragraph 3 of this Agreement, supplemental retirement benefits ("Supplemental Retirement Benefits") shall be payable under this agreement in 180 equal monthly payments, commencing as specified in paragraph 2 of this Agreement.

         2.   AMOUNT AND PAYMENT OF SUPPLEMENTAL RETIREMENT BENEFITS.

              (a)    DURING LIFE OF EMPLOYEE.

              (i) Normal Retirement Date. If the Employee is still employed by the Banks on the Employee's sixty-fifth birthday, the Supplemental Retirement Benefits shall be paid to the


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Employee in the form of 180 equal monthly payments in the amount of $20,160.75 each, with the first such payment occurring as of the first day of the month on or after the date of the later of the Employee's attainment of age 65 and his retirement from employment with the Banks (within the meaning of the Retirement Plans).

              (ii) Early Retirement Date. If the Employee terminates employment before age 65, but after both attaining age 55 and completing at least ten years of continuous service with the Banks, the Supplemental Retirement Benefits shall be paid to the Employee in the form of 180 equal monthly payments, with the first payment occurring as of the first day of the month on or after such Early Retirement Date. The amount of each such payment shall be equal to the present value (as of the date of the first monthly payment) of the first monthly payment that would have been payable to the Employee if he had terminated employment on the date of his sixty-fifth birthday and the first payment had occurred on the first day of the month on or after the date of such termination. For purposes of determining present value, interest shall be compounded semi-annually as of the date of the first payment and at six month intervals thereafter. The interest rate shall be the rate published in The Wall Street Journal's "Treasury Bonds, Notes & Bills" section on the first business day immediately after the date of termination as the bid rate payable on 182-day or 183-day Treasury bills for the date of termination or, if the date of termination is not a business day, the business day immediately preceding the date of termination.

              (iii) Disability Retirement Date. If, prior to the Employee's Early Retirement Date, there is a termination by Disability of the Employee's employment with the Banks ("Disability Retirement"), the Supplemental Retirement Benefits shall be paid to the Employee in the form of 180 equal monthly payments, with the first payment occurring as of the first day of the month on or after the Employee's termination of employment by Disability. The amount of such payments shall

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be determined as provided in subparagraph 2(a)(ii) above based on the present value as of the date the payments commence. Disability shall be defined in the same manner as under Section 6(e) of the employment agreement presently in effect between the Employee and the Banks.

              (iv)   Termination Without Cause of Constructive Termination.
If, prior to the Employee's Early Retirement Date, there is a Termination Without Cause or Constructive Termination of the Employee's employment with the Banks, the Supplemental Retirement Benefits shall be paid to the Employee in the form of 180 equal monthly payments, with the first payment occurring as of the first day of the month on or after the later of the Employee's termination of employment or attainment of age 55. The amount of such payments shall be determined as provided in subparagraph 2(a)(ii) above based on the present value as of the date the payments commence. Termination Without Cause shall be defined in the same manner as under Section 6(c) of the employment agreement presently in effect between the Employee and the Banks. Constructive Termination shall mean the Employee's resignation from employment with the Banks because of the following actions by the Banks, taken without the express written consent of the Employee and not remedied by the Banks within 60 days after written notice thereof is given by Employee of the Banks, (A) any material failure of the Banks to comply with the terms of the employment agreement then in effect between the Employee and the Banks; (B) a material reduction in the Employee's title, position, duties, or responsibilities other than as the result of a material breach by the Employee of his employment agreement with the Banks; (C) the relocation of the principal executive offices of the Banks outside of the northern Virginia metropolitan area or the requirement that the Employee be based anywhere other than the area where the Banks' principal executive offices are located, except for required travel on business of the Banks to an extent substantially consistent with the Employee's business travel obligations; (D) a material reduction in the base salary or the value of


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the fringe benefits package provided to the Employee not substantially justified by economic conditions or the Banks' financial performance and/or condition; or (E) the Banks' creation of working conditions that a reasonable person in the Employee's position would find intolerable.

              (b) PAYMENTS TO BENEFICIARY OR BENEFICIARIES. If the Employee dies before his retirement or other termination of employment (where before or after attaining age 65), his designated beneficiary or beneficiaries (as defined in paragraph 5 of the Agreement) shall receive the Supplemental Retirement Benefits as if the beneficiary or beneficiaries were the Employee, with the first of the 180 monthly payments occurring as of the first day of the month beginning after the date of the Employee's death and the amount of such payments being determined as if the Employee had attained age 65.

              If the Employee dies after the occurrence of a retirement or termination of employment described in Subparagraph 2(a) above, but before he has received 180 monthly payments of his Supplemental Retirement Benefits, the remainder of such payments (reduced as provided in paragraph 3 of this Agreement if the Employee was employed by a "significant competitor" of the Banks before attaining age 65 as described in subparagraph 3(b)(i) or within 18 months after termination of employment as described in subparagraph 3(b)(ii) shall be made to the Employee's designated beneficiary or beneficiaries.

         3.   CONDITIONS OF PAYMENT.

              (a) NONPAYMENT FOR OTHER TERMINATION. Notwithstanding any other provisions of this Agreement, if the Employee retires or his employment is terminated other than as described in subparagraph 2(a) above, in either case for any reason other than death, no Supplemental Retirement Benefits shall be payable to the Employee or his designated beneficiary or beneficiaries (as defined in paragraph 5 of this Agreement) under this Agreement.


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              (b)    NONPAYMENT FOR EMPLOYMENT WITH SIGNIFICANT COMPETITOR.

              (i) Normal, Early or Disability Retirement. If the Employee retired after his Normal, Early or Disability Retirement Date, each as described in subparagraph 2(a)(i),(ii) or (iii), no payments under this Agreement will be made during any period in which the Employee is employed by a "significant competitor" of the Banks (as defined in (iii) below) at any time before the Employee attains age 65. Payments that are discontinued under the preceding sentence will recommence on the first day of the month on or after the earlier of the date on which the Employee attains age 65 and the date on which the Employee is no longer employed by a significant competitor. The number of payments to be made following such a recommencement of payments shall be 180 reduced by the sum of (i) and (ii), where (i) is the number of payments previously made to the Employee and (ii) is the number of payments that would have been made if the Employee had not been employed by a significant competitor of the Banks. The amount of each monthly payment shall be equal to the reduced monthly benefit to which the Employee was entitled on account of his earlier retirement or other termination of employment.

              (ii)   Termination Without Cause or Constructive Termination.
If there was a Termination Without Cause or Constructive Termination, each as described in subparagraph 2(a)(iv), no payments under this Agreement will be made for any period if the Employee is employed by a "significant competitor" of the Banks (as defined in (iii) below) at any time within 18 months of his termination of employment with the Banks. The payments contemplated under subparagraph 2(a)(iv) are made in exchange for Employee's agreement to refrain from employment with such a "significant competitor" during the entirety of such 18 month period.

              (iii) Significant Competitor. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a


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holding company affiliate of any of the foregoing, which at the date of its employment of the Employee has total consolidated assets, or a loan servicing portfolio, of $250 million or more and an office out of which the Employee would be primarily based within fifty miles of either of the Banks' home offices.

         4. UNFUNDED CONTRACTUAL OBLIGATION. The Banks shall pay, or cause to be paid, the Supplemental Retirement Benefits to which the Employee or his designated beneficiary or beneficiaries (as defined in paragraph 5 of this Agreement) become entitled under this Agreement. This Agreement shall in no way be interpreted to require the Banks to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to the Employee under the terms of this Agreement. The obligation of the Banks shall be interpreted as a contractual obligation to pay only those amounts described in paragraph 2 of this Agreement in the manner, at the times, and under the conditions prescribed in paragraphs 2 and 3 of this Agreement.

         5. DESIGNATED BENEFICIARY OR BENEFICIARIES. The designated beneficiary (or beneficiaries) of the Employee is the person or persons designated in a written notice to the Banks by the Employee to receive any Supplemental Retirement Benefits that are payable under this Agreement after the Employee's death. Absent such designation, the designated beneficiary or beneficiaries of the Employee shall be the Employee's spouse and, if there is no surviving spouse, the Employee's estate.

         6. NO SEPARATE EMPLOYMENT RIGHTS. Except as otherwise stated herein, the terms of the Employee's employment are not modified by this Agreement and this Agreement creates no employment rights.

         7. AMENDMENTS. No amendments or additions to this Agreement shall be binding on any party to this Agreement or any heirs or successors thereto unless in writing and signed by all


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parties hereto. The prior approval by the Boards of Directors of the Banks shall be required in order for the Banks to authorize any amendments or additions to this Agreement.

         8. MERGER. In the event of a merger of either of the Banks in which the Bank is not the resulting institution, the Bank's rights and obligations under this Agreement shall become the rights and obligations of the successor institution in the merger. For all purposes under this Agreement, employment with a successor institution following a merger shall constitute employment with the Bank.

         9. OTHER PLANS. Nothing in this Agreement shall be construed to affect the rights of the Employee, his designated beneficiary or beneficiaries, or his estate to receive any retirement or death benefit under any tax-qualified pension or retirement plan, deferred compensation agreement, insurance agreement, or tax-deferred annuity of the Banks or any other person or entity.

         10. NON-ASSIGNABILITY. The rights and benefits under this Agreement are personal to Employee and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, or other disposition.

         11. TITLES. The titles to paragraphs in the Agreement are placed herein for convenience of reference only, and the Agreement is not to be construed by reference thereto.

         12. CONTROLLING LAW. This Agreement shall be construed according to the laws of the United States to the extent applicable and otherwise according to the laws of the Commonwealth of Virginia, excluding the choice of law rules thereof.

         13. GENDER AND NUMBER. Whenever used herein, a masculine pronoun shall be deemed to include the feminine pronoun, a singular word shall be deemed to include the singular and plural, and a plural word shall be deemed to include the singular and plural in all cases where the context requires.

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         14.  EFFECTIVE DATE. This Agreement shall be effective as of the date set forth at the beginning of this Agreement.

         IN WITNESS WHEREOF, the Banks have caused this Agreement to be signed and their corporate seals to be affixed hereto and attested by their authorized officers, and the Employee has signed this Agreement, as of the date and year first written above.

ATTEST:                             GEORGE MASON BANKSHARES, INC.

[SIG]                               By:  [SIG]
----------------------------           -----------------------------
Secretary
                                    Title: Chairman
                                          --------------------------


ATTEST:                             THE GEORGE MASON BANK

[SIG]                               By:  [SIG]
----------------------------           -----------------------------
Secretary
                                    Title: Chairman
                                          --------------------------


                                   EMPLOYEE:

                                   /s/ BERNARD H. CLINEBURG
                                   -----------------------------
                                   Bernard H. Clineburg